UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

MANHATTAN BANCORP

(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-54116 (Commission File Number)	20-5344927 (IRS Employer Identification No.)

2141 Rosecrans Avenue, Suite 1100 El Segundo, California (Address of principal executive offices)	90245 (Zip Code)

Registrant’s telephone number, including area code:  (310) 606-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A (Amendment No. 1) (this “Amendment”) is being filed by Manhattan Bancorp (the “Company”) to amend the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 16, 2012 (the “Original Report”).  The Company is filing this Amendment solely to clarify the Company’s reporting obligations following the completion of its proposed rights offering to existing shareholders.  Except for the foregoing, this Amendment does not modify or update any other disclosure contained in the Original Report.

Item 8.01                   Other Events.

On November 15, 2012, the Board of Directors of the Company approved the deregistration of the Company’s common stock with the Securities and Exchange Commission and the termination of the Company’s reporting obligations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in each case following the completion of the Company’s proposed rights offering to its existing shareholders.  The Company currently expects that it will file a Form 15 with the Securities and Exchange Commission in the first quarter of 2013, and that the Company will be required to file Exchange Act reports with the Securities and Exchange Commission with respect to its entire 2012 fiscal year, including its annual report on Form 10-K for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2012	MANHATTAN BANCORP
(Registrant)

	By:	/s/ Terry L. Robinson
Terry L. Robinson
Chief Executive Officer